Exhibit 10.1

AMENDMENT NO. 1 TO CONVERTIBLE PROMISSORY NOTE
This Amendment No. 1 to the Convertible Promissory Note (this “Amendment”) is made as of February 24, 2026 pursuant to the Convertible Promissory Note entered into as of February 26, 2024 (the “Note”) by and between GCT Semiconductor, Inc., a Delaware corporation (the “Company”) and the Gogo Business Aviation LLC (the “Holder”).  The Company and the Holder of the Note desire to amend the Note as set forth herein.  Capitalized terms used and not otherwise defined herein shall have the meanings given to them in the Note.
RECITALS
WHEREAS, the Company and the Holder wish to extend the maturity date of that Note and make other changes relating to the terms of the Note;
NOW THEREFORE, in consideration of the foregoing and for other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:
AGREEMENT
1.     Amendment to Section 2.  Section 2 of the Note shall be amended and restated in its entirety to read as follows:
2.     Maturity. The outstanding principal amount of and all accrued but unpaid interest on this Note shall be due and payable at any time after the fourth (4th) anniversary of the date hereof (the “Maturity Date”).
2.     Amendment to Section 5(a).  Section 5(a) of the Note shall be amended and restated in its entirety to read as follows:
(a)      Upon written demand by the Holder made to the Company in accordance with this Section 5(a), the outstanding principal amount of and all accrued but unpaid interest on this Note shall be converted into fully paid and non-assessable shares of common stock of GCT Semiconductor Holding, Inc., the parent company of the Company (“Parent”), at a conversion price equal to $10.00 per share.
3.     Amendment to Section 5(c).  Section 5(c) of the Note shall be amended to replace the phrase “other than a SPAC Transaction” in the definition of “Change of Control” to read as follows:
“other than the business combination transaction consummated pursuant to a Business Combination Agreement, dated November 2, 2023, by and among Concord Acquisition Corp III, the Company and other parties thereto, as amended.”
4.     Amendments to Section 5(d) and 5(e).  Sections 5(d) and 5(e) of the Note shall be amended such that all references to “capital stock of the Company” therein shall be replaced with the phrase “common stock of the Parent”.

5.     Amendments to Section 7.  The definition of “Event of Default” in Section 7 of the Note shall be amended and restated as follows:
“The occurrence of any one or more of the following shall constitute an “Event of Default”: (i) the Company fails to pay timely any of the principal amount of or any accrued interest or other amounts due under this Note on the date the same become due and payable, and such failure to pay is not cured within thirty (30) days after the occurrence thereof; (ii) the Company files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing; (iii) an involuntary petition is filed against the Company (unless such petition is dismissed or discharged within ninety (90) days) under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of the Company; (iv) any representation, warranty, certification, or other statement of fact made or deemed made by or on behalf of the Company pursuant to Section 6 of this Note, proves to have been false or misleading in any material respect on or as of the date made or deemed made; (v) the Company fails to perform or observe any covenant, term, condition, or agreement contained in Section 6, or (vi) the Company fails to perform or observe any covenant, term, condition, or agreement contained in that certain letter agreement by and between the Company and the Holder, dated as of February ____, 2026 and such failure to perform and observe is not cured within thirty (30) days after notification of occurrence thereof.
6.     Effective Date and Other Changes. This Amendment shall become effective on the date hereof. Except to the extent hereby amended, the terms and provisions of the Note shall remain in full force and effect.
6.       Titles and Subtitles.  The titles and subtitles used in this Amendment are used for convenience only and are not to be considered in construing or interpreting this Amendment.
7.        Counterparts.  This Amendment may be executed in two or more counterparts and by facsimile or electronic signature, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
8.        Governing Law.  The terms of this Agreement shall be construed in accordance with the laws of the State of California, without regard to conflicts of law principles thereof.
(Remainder of page intentionally left blank, signature pages follow)

IN WITNESS WHEREOF, the parties have executed this Amendment to the Convertible Promissory Note as of the date set forth above.

COMPANY:

GCT Semiconductor, Inc.

Signed: /s/ John Schlaefer

Print Name: John Schlaefer

Title:  President and CEO

IN WITNESS WHEREOF, the parties have executed this Amendment to the Convertible Promissory Notes as of the date set forth above.

HOLDER:

Gogo Business Aviation LLC

Signed: /s/ Christopher Moore

Print Name:  Christopher Moore

Title:  CEO